UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 17, 2023

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REV Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

245 South Executive Drive, Suite 100

Milwaukee, WI 53005

(Address of principal executive offices and zip code)

(414) 290-0190

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	REVG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c). Effective May 18, 2023, the Board of Directors of REV Group, Inc. (the “Company”) appointed Mark A. Skonieczny as the Company’s President and Chief Executive Officer. Before his appointment, Mr. Skonieczny, age 54, served as Interim Chief Executive Officer of the Company since January 2023. Since June 2020, Mr. Skonieczny served as Chief Financial Officer of the Company.

On May 17, 2023, the Company entered into an offer letter (the “Offer Letter”) with Mr. Skonieczny setting forth certain terms of his new role with the Company commencing May 18, 2023. The Offer Letter replaces Mr. Skonieczny’s offer letter dated May 14, 2020. Under the terms of the Offer Letter, Mr. Skonieczny will receive an initial annual base salary of $900,000. In addition, Mr. Skonieczny will be eligible to participate in the REV Management Incentive Plan (“MIP”) for fiscal year 2023, prorated between 100% of his prior salary and 120% of his new salary based on Company and individual performance. For fiscal years beyond 2023, Mr. Skonieczny’s MIP target level will be 120% of his base pay, with the ability to earn between 0% and 200% of his MIP target based on Company and individual performance. The MIP is subject to change by the Board of Directors at its discretion.

Mr. Skonieczny is eligible to participate in the Company’s long-term incentive plan (“LTIP”). Eligibility and award amounts will be evaluated annually and must be approved by the Board of Directors. Mr. Skonieczny’s first grant will be in December 2023, which is when the Company normally grants its annual LTIP awards. Mr. Skonieczny’s shares will vest 25% per year over four years. Mr. Skonieczny’s LTIP target is 300% of his base salary. The Board of Directors may modify the value of his grant based on individual performance.

On May 18, 2023, in recognition of his promotion, the Board of Directors granted an initial restricted stock award of 80,000 shares, vesting in equal 25% annual installments beginning on December 31, 2023. In addition, on May 18, 2023, the Board of Directors approved an additional performance share unit award equivalent to $1,800,000, which will vest upon achieving $180,000,000 consolidated adjusted earnings before income taxes, depreciation and amortization in any trailing four-quarter period up to April 30, 2026.

Mr. Skonieczny is eligible to continue to receive a monthly cash payment of $40,000 through the end of September 2023.

The Offer Letter and Mr. Skonieczny’s employment thereunder may be terminated with or without cause or notice by the Company or Mr. Skonieczny, subject to the rights and obligations contained therein. Upon termination of employment without cause, Mr. Skonieczny is entitled to severance benefits consisting of 12 months of base salary. Mr. Skonieczny is also a party to a change in control severance agreement.

The foregoing is only a summary of the Offer Letter and is qualified in its entirety by reference to the full and complete terms of the Offer Letter, which will be filed with the Company’s next quarterly report on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	REV Group, Inc. press release dated May 18, 2023
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

Date: May 18, 2023	By:	/s/ Mark A. Skonieczny
Mark A. Skonieczny
Chief Executive Officer